                                                                    EXHIBIT 99.2

                        JOINT REMARKS CENTERPOINT ENERGY
                   1ST QUARTER, 2003 EARNINGS CONFERENCE CALL
                                 APRIL 24, 2003


MARIANNE PAULSEN, DIRECTOR OF INVESTOR RELATIONS FOR BOTH TEXASGENCO AND CENTERPOINT ENERGY.

OK, thank you very much, Thea. This is Marianne Paulsen, Director of Investor Relations for CenterPoint Energy. I would like to first welcome you to our first quarter 2003 earnings conference call, and thank you for joining us this morning.

As you may know, Texas Genco also released earnings today and had a conference call just prior to this one. If you would like to listen to a replay of the Texas Genco conference call, you can go to the investor relations section of their web site, www.txgenco.com. On our call this morning, although we will comment on Texas Genco's results which are reported in CenterPoint Energy's electric generation segment, our primary focus will be on the other segments of the company.

On our call this morning, David McClanahan, president and CEO of CenterPoint Energy, and Gary Whitlock, executive vice president and CFO will lead the discussion. In addition, we have other members of management here who may assist in answering questions on CenterPoint Energy following the prepared remarks.

In discussing our results during this call, we will refer to Earnings Before Interest and Taxes, or EBIT, which is a non-GAAP financial measure. We have provided a reconciliation of EBIT to the most comparable GAAP financial measure in the financial statements included in our earnings press release that we issued this morning. This press release is posted to the centerpointenergy.com web site. I also need to remind you that any projections or forward-looking statements made during this call are subject to the cautionary statements on forward looking information in the company's SEC filings.

Before Mr. McClanahan begins, I would like to mention that a replay of this call will be available until 6:00 p.m. Central Time through Thursday, May 1, 2003. To access the replay, please call 1-800-642-1687 and enter the conference ID number 9662071. You can also listen to an online replay of the call via our web site at www.centerpointenergy.com under the investors section.

And with that, I would now like to turn it over to David McClanahan.

DAVID M. MCCLANAHAN, PRESIDENT AND CEO OF CENTERPOINT ENERGY

Thank you, Marianne. Good morning Ladies and Gentlemen. Thank you all for joining us this morning for our 1st quarter earnings call for CenterPoint Energy and thank you for your interest in the company. As Marianne mentioned, this morning we held a


                                                                               1

This news release includes forward-looking statements. Actual events and results may differ materially from those projected. Factors that could affect actual results include the timing and impact of future regulatory and legislative decisions, effects of competition, weather variations, changes in CenterPoint Energy's or Texas Genco's business plans, financial market conditions, the timing and extent of changes in commodity prices, particularly natural gas and other factors discussed in CenterPoint Energy's and Texas Genco's filings with the Securities and Exchange Commission. Information contained in these remarks speaks as of April 24, 2003. The company has not undertaken to update or otherwise revise these remarks subsequent to this date.

                        JOINT REMARKS CENTERPOINT ENERGY
                   1ST QUARTER, 2003 EARNINGS CONFERENCE CALL
                                 APRIL 24, 2003


conference call for Texas Genco, and discussed their business during that call. So during this conference call, we will not go into great detail regarding Texas Genco.

In a few minutes, Gary will discuss the performance of each of our business segments and will talk about the various financings that we have completed in the first quarter. But first, I would like to give the financial highlights for the quarter, and discuss some key activities that we accomplished since the beginning of the year.

As we reported this morning, on a consolidated basis, CenterPoint Energy had income from continuing operations before the cumulative effect of an accounting change of $81 million, or $0.27 per share. This compared to $145 million, or $0.49 per share for the first quarter of 2002. I am encouraged that we reported solid operational performance and increased operating income today; however the improvement from our businesses was not able to offset the substantial increase in our borrowing costs.

In the quarter, we also recorded an after-tax non-cash gain of $80 million, or $0.27 per share from the implementation of SFAS No. 143, "Accounting for Asset Retirement Obligations". This gain resulted primarily from the elimination of plant removal costs which had been previously reflected in our accumulated depreciation accounts and revised estimates for mine reclamation costs. All of this gain related to Texas Genco. After taking this gain into consideration, on a reported basis, net income was $168.4 million, or $0.56 per share.

Before Gary reviews the results of each of the business segments for the quarter, let me highlight some key achievements since the beginning of the year:

     o We amended our $3.85 billion bank credit facility in February, extending the term to mid-2005 and eliminating $1.2 billion in mandatory payments that we were facing this year. We accomplished several important objectives. First, the termination date of the facility was extended beyond the time we expect to monetize Texas Genco and to recover our stranded investment. Second, we eliminated the mandatory payments which were due to occur in the first half of this year and were putting undue pressure on the company. This significant achievement allowed us to overcome the immediate liquidity concerns and opened up access to the capital markets on much more reasonable terms. In that regard,

          o We successfully accessed the capital markets and issued securities totaling over $1.5 billion at CenterPoint Energy Houston Electric and CERC, which is our gas LDC and pipeline subsidiary.


                                                                               2

This news release includes forward-looking statements. Actual events and results may differ materially from those projected. Factors that could affect actual results include the timing and impact of future regulatory and legislative decisions, effects of competition, weather variations, changes in CenterPoint Energy's or Texas Genco's business plans, financial market conditions, the timing and extent of changes in commodity prices, particularly natural gas and other factors discussed in CenterPoint Energy's and Texas Genco's filings with the Securities and Exchange Commission. Information contained in these remarks speaks as of April 24, 2003. The company has not undertaken to update or otherwise revise these remarks subsequent to this date.

                        JOINT REMARKS CENTERPOINT ENERGY
                   1ST QUARTER, 2003 EARNINGS CONFERENCE CALL
                                 APRIL 24, 2003


          o We established a $200 million revolving credit facility at CERC, proving that subsidiary with liquidity and substantially eliminating its reliance on the parent for working capital needs.

          o In early April, we remarketed $175 million in pollution control bonds at CenterPoint Energy. These were bonds we had purchased in November and December of last year when they were due to mature and had intended to remarket them once we gained better access to the market.

          o Finally, we permanently reduced the $3.85 billion parent facility by $50 million. While small, this eliminated 12 1/2% of the warrants due to vest at the end of May. These warrants were to be issued in connection with our amended bank agreement. Gary will discuss this more a little later in the call.

     o In addition, early in the quarter we distributed 19% of Texas Genco common stock to CenterPoint Energy shareholders. This partial public float of Texas Genco shares will be used in calculating the fair market value of our generation assets in our stranded cost recovery proceeding next year before the Texas Public Utility Commission.

     o We also sold our remaining 2 investments in Latin America: a cogeneration facility and a small distribution company in Argentina.

     o Finally, we paid a quarterly dividend of $0.10 per share to CenterPoint Energy shareholders in March. In arriving at this dividend level, our Board considered our near term liquidity needs as well as our earnings, cash flow and the ultimate sustainability of our dividend level.

2003 GUIDANCE

This morning, we reiterated our 2003 earnings per share guidance of between $.85 and $1.00 for CenterPoint Energy. This guidance reflects our outlook for continued solid operational performance from our business units as well as the higher borrowing costs that we face.

This morning, Texas Genco also reconfirmed its previous guidance for 2003 earnings per share of between $1.10 and $1.30.

HIGHLIGHTS OF STRATEGIC DIRECTION

Let me end by highlighting the status of several important components of our overall strategy:

o We remain on track to deleverage our company through proceeds from the sale of Texas Genco and the recovery of stranded investment. The Texas law that enacted


                                                                               3

This news release includes forward-looking statements. Actual events and results may differ materially from those projected. Factors that could affect actual results include the timing and impact of future regulatory and legislative decisions, effects of competition, weather variations, changes in CenterPoint Energy's or Texas Genco's business plans, financial market conditions, the timing and extent of changes in commodity prices, particularly natural gas and other factors discussed in CenterPoint Energy's and Texas Genco's filings with the Securities and Exchange Commission. Information contained in these remarks speaks as of April 24, 2003. The company has not undertaken to update or otherwise revise these remarks subsequent to this date.

                        JOINT REMARKS CENTERPOINT ENERGY
                   1ST QUARTER, 2003 EARNINGS CONFERENCE CALL
                                 APRIL 24, 2003


     electric deregulation in Texas and provides for full recovery of stranded investment remains in tact. The Texas legislature meets every other year and is currently in session. There have been no bills introduced to date that would change any of the provisions that would provide for our recovery of stranded investment. This legislative session ends in early June.

o We have now gained financial stability and turned our full attention to improving our businesses and earning our regulated rates of return. We'll use the next eighteen months or so to reexamine our key processes and business models and make improvements. We'll also continue to seek rate relief where warranted. I'm convinced we'll be a stronger company and one ready to grow when we are finished with these efforts.

o Finally, let me re-emphasize our focus remains on our core electric, gas and pipeline businesses. We have a good, balanced mix of businesses and one with a solid base from which to expand. We are committed to keeping our focus on regulated businesses and businesses complementary to our regulated businesses.

We look forward to strengthening our balance sheet, improving the performance of our business and expanding where we can add to shareholder value.

Let me now turn the call over to Gary who will discuss our operating results and financings in more detail.

GARY WHITLOCK, EXECUTIVE VICE PRESIDENT AND CFO OF TEXAS GENCO AND CENTERPOINT ENERGY

Thank you, David. First let me say that we are very pleased with the progress being made by our businesses. Each business continues to implement their respective strategies in support of our vision of being America's leading energy delivery company. Our goal is to increase shareholder value through the achievement of operational excellence, and improved productivity across our businesses all the while continuing our strong tradition of safe and reliable service to our customers.

Now let me review the operating results of our business segments. Let me remind you that we report four core segments:

o    The Electric Transmission and Distribution segment,

o The Electric Generation segment, which is comprised of the operations of Texas Genco.

o    The Natural Gas Distribution segment, and

o    The Pipelines and Gathering segment


                                                                               4

This news release includes forward-looking statements. Actual events and results may differ materially from those projected. Factors that could affect actual results include the timing and impact of future regulatory and legislative decisions, effects of competition, weather variations, changes in CenterPoint Energy's or Texas Genco's business plans, financial market conditions, the timing and extent of changes in commodity prices, particularly natural gas and other factors discussed in CenterPoint Energy's and Texas Genco's filings with the Securities and Exchange Commission. Information contained in these remarks speaks as of April 24, 2003. The company has not undertaken to update or otherwise revise these remarks subsequent to this date.

                        JOINT REMARKS CENTERPOINT ENERGY
                   1ST QUARTER, 2003 EARNINGS CONFERENCE CALL
                                 APRIL 24, 2003


Since the restructuring of the electric market which began in January of 2002, this quarter is the first time that we can make meaningful quarterly comparisons for all four segments.

ELECTRIC TRANSMISSION AND DISTRIBUTION SEGMENT

Let me begin with the electric transmission and distribution segment.

The unbundled transmission and distribution business, which remains regulated, is reported in our electric transmission and distribution segment. Also included in this segment are all the impacts from generation-related regulatory assets recoverable by the regulated utility, including the ECOM true-up. ECOM stands for Excess Cost Over Market and refers to the stranded cost model developed by the Texas Public Utility Commission in connection with industry restructuring. As you know, stranded investment will not be determined until 2004. Therefore, for 2002 and 2003, the Texas electric restructuring law provides that a regulated utility may recover the difference between the market price of power sold at auction and the price of power in the PUC's ECOM model, as part of the regulated utility's 2004 stranded cost proceeding. This amount is non-cash and is recorded as a regulatory asset. In addition, the 2002 results included EBIT from non-recurring transition revenues.

First, let me discuss the results for the ongoing electric business - the unbundled transmission and distribution utility, which excludes ECOM and non-recurring transition revenues. The transmission and distribution utility reported EBIT of $82 million in the first quarter of 2003 compared to $104 million for the same period of 2002.

Just to remind you, beginning with the opening of the retail market to competition in January 2002, the regulated utility has recovered its cost of service through an energy delivery rate. I would add that, under the Texas Electric Restructuring Law, our regulated transmission and distribution utility cannot buy and resell electricity, and thus is not subject to any post-restructuring commodity risk.

The T&D utility was impacted by three primary factors during the first quarter: strong customer growth, higher pension and insurance expenses and reduced industrial revenue. We added over 50,000 metered customers since last March, which is a 3% growth rate. However, the increased revenue from growth in customers was offset by a decline in revenue from industrial and commercial customers due to reduced billing demand.


                                                                               5

This news release includes forward-looking statements. Actual events and results may differ materially from those projected. Factors that could affect actual results include the timing and impact of future regulatory and legislative decisions, effects of competition, weather variations, changes in CenterPoint Energy's or Texas Genco's business plans, financial market conditions, the timing and extent of changes in commodity prices, particularly natural gas and other factors discussed in CenterPoint Energy's and Texas Genco's filings with the Securities and Exchange Commission. Information contained in these remarks speaks as of April 24, 2003. The company has not undertaken to update or otherwise revise these remarks subsequent to this date.

                        JOINT REMARKS CENTERPOINT ENERGY
                   1ST QUARTER, 2003 EARNINGS CONFERENCE CALL
                                 APRIL 24, 2003


Operating expenses for the TDU, excluding non-recurring expenses associated with the transition, increased by $9 million reflecting an increase in benefit expenses, primarily related to pension, and higher insurance costs.

In addition, our continued focus on process improvements reduced the TDU's capital expenditures for the quarter by approximately $20 million versus the same quarter last year while improving the reliability of our system.

The next component of this segment is EBIT from the ECOM true-up. We recorded $132 million this quarter, which is a reduction of $9 million from last year's first quarter of $141 million. The decrease in ECOM was expected since the prices that Texas Genco received in their capacity auctions were higher this year.

And finally, included in last year's first quarter was non-recurring EBIT of $14 million related to the transition to the deregulated electric market.

ELECTRIC GENERATION

Our power generation operation in Texas is called Texas Genco and is reported in our Electric Generation segment. Just as a reminder, in 2003, Texas Genco will remain a fully consolidated entity of CenterPoint Energy and be reported in the Electric Generation segment, albeit with a minority interest of 19%, which is reflected in our financial results. As you know, we expect Texas Genco to remain with CenterPoint Energy until 2004. At that time, Reliant Resources has an option to purchase the stock that we hold. If Reliant Resources does not exercise that option, we still intend to monetize these assets, as they are not part of our strategic direction, which is to focus on the regulated energy delivery business.

This segment reported a loss before interest and taxes of $17 million in the quarter compared to a loss of $52 million last year. While prices were higher and revenues improved, Texas Genco still experienced a net loss in the quarter for two primary reasons. First, Unit 2 of the South Texas Project experienced an extended outage beginning in December, 2002 due to a mechanical failure, causing Texas Genco to operate higher energy cost units to meet its financial obligations. As you know, Texas Genco owns a 30.8 percent interest in the South Texas Project, which is a nuclear generating plant consisting of two 1,250 MW units. The unexpected negative margin impact of $23 million attributable to this unplanned outage was the primary driver contributing to the loss in the first quarter. The unit was restored to full power on March 14.


                                                                               6

This news release includes forward-looking statements. Actual events and results may differ materially from those projected. Factors that could affect actual results include the timing and impact of future regulatory and legislative decisions, effects of competition, weather variations, changes in CenterPoint Energy's or Texas Genco's business plans, financial market conditions, the timing and extent of changes in commodity prices, particularly natural gas and other factors discussed in CenterPoint Energy's and Texas Genco's filings with the Securities and Exchange Commission. Information contained in these remarks speaks as of April 24, 2003. The company has not undertaken to update or otherwise revise these remarks subsequent to this date.

                        JOINT REMARKS CENTERPOINT ENERGY
                   1ST QUARTER, 2003 EARNINGS CONFERENCE CALL
                                 APRIL 24, 2003


Second, the first quarter is typically not a strong quarter due to seasonal effects, such as lower sales volumes and planned maintenance at our generating units.

Non-fuel operating expenses in the first quarter increased by $10 million. A major contributor to this increase was the STP Unit 2 turbine repairs related to the outage. Our capital expenditures declined significantly for the quarter to $40 million compared to $94 million in 2002, as we are in the final stages of our NOx reduction environmental capital program.

And now let me share with you what David Tees, president and CEO of Texas Genco, discussed this morning regarding the recent outage of Unit 1 at the South Texas Project.

During a routine refueling and maintenance outage in early April, engineers found a small quantity of residue from reactor cooling water at one location in the Unit 1 reactor containment building. No other residue was found in Unit 1, or in the plant's twin Unit 2 reactor when it was inspected during a refueling outage in the fall of 2002.

Upon discovery of the residue, STP officials immediately reported their findings to the Nuclear Regulatory Commission. STP's managers and engineers are conferring with industry experts to develop a corrective action plan. The Nuclear Regulatory Commission must approve any corrective action plan before it is implemented.

The unit will remain shut down until any necessary corrective action is completed. While the unit remains out of service, Texas Genco will meet its existing power sales obligations from other generating units and/or from purchases from third parties. Until inspections are completed and an acceptable corrective action has been developed, we are unable to predict the economic impact of this outage and when the unit will be returned to service. A protracted outage at Unit 1 would adversely affect the Company's operating results if the cost of replacement power is materially greater than the cost of power produced by STP.

Having said this, in order to mitigate the financial impact of forced outages on our generating units, we maintain 750 MW of baseload generation and 500 MW of gas generation as an operating reserve. This baseload generation operates at an energy cost of $16 to $17/MWH, while nuclear generation operates at about $4 to $5/MWH and gas generation is presently at $55/MWH. We have developed a preliminary schedule for the inspection, repair and return of this unit based on various scenarios, even though there are a myriad of unknowns because this is more prudent than waiting until our inspections have been completed. We anticipate that this unit will return to service in late summer based on this very preliminary scheduling.


                                                                               7

This news release includes forward-looking statements. Actual events and results may differ materially from those projected. Factors that could affect actual results include the timing and impact of future regulatory and legislative decisions, effects of competition, weather variations, changes in CenterPoint Energy's or Texas Genco's business plans, financial market conditions, the timing and extent of changes in commodity prices, particularly natural gas and other factors discussed in CenterPoint Energy's and Texas Genco's filings with the Securities and Exchange Commission. Information contained in these remarks speaks as of April 24, 2003. The company has not undertaken to update or otherwise revise these remarks subsequent to this date.

                        JOINT REMARKS CENTERPOINT ENERGY
                   1ST QUARTER, 2003 EARNINGS CONFERENCE CALL
                                 APRIL 24, 2003


Natural Gas Distribution

Now I'd like to turn to our Natural Gas Distribution segment, which reported an improvement in earnings in the quarter of $24 million. Earnings before interest and taxes for the first quarter of this year was $134 million compared to $110 million last year.

A key focus for 2002 was to attain rate relief in our gas LDC's, especially in Arkla. The implementation of rate increases produced revenue gains in the first quarter of $11 million. We continue to increase the number of natural gas delivery customers. Also, revenue improved as a result of colder weather, particularly in Minnesota, contributing $7 million to EBIT. In addition, we experienced improved margins from our unregulated commercial and industrial sales business.

These positive revenue drivers were partially reduced by higher employee benefit costs and bad debt expense. Additionally, the costs associated with a receivables facility, which was modified in November 2002, reduced EBIT by $4 million. Prior to the amendment, these costs were recorded as interest expense.

We believe our rate relief actions and productivity initiatives reflect our strong commitment to improving the financial performance of Arkla, as well as our other gas distribution businesses, and we are starting to see very positive results.

Pipelines & Gathering

Turning to our pipeline and gathering businesses, we reported EBIT of $45 million for the quarter compared to $38 million last year. This is a business that continues to produce consistent earnings and stable cash flows. We expect this trend to continue.

Consolidated EBIT

In total, our business segments produced EBIT of $357 million in the first quarter of this year compared to $344 million for the same period of last year. We will remain focused on the continuous improvement of each of our operations and their financial performance, both by increasing revenues and enhancing our operational productivity this year and beyond. Once we recover our stranded costs and monetize Texas Genco, our financial flexibility will improve and our regulated businesses will continue to produce strong and consistent earnings and free cash flow for the benefit of our stockholders.


                                                                               8

This news release includes forward-looking statements. Actual events and results may differ materially from those projected. Factors that could affect actual results include the timing and impact of future regulatory and legislative decisions, effects of competition, weather variations, changes in CenterPoint Energy's or Texas Genco's business plans, financial market conditions, the timing and extent of changes in commodity prices, particularly natural gas and other factors discussed in CenterPoint Energy's and Texas Genco's filings with the Securities and Exchange Commission. Information contained in these remarks speaks as of April 24, 2003. The company has not undertaken to update or otherwise revise these remarks subsequent to this date.

                        JOINT REMARKS CENTERPOINT ENERGY
                   1ST QUARTER, 2003 EARNINGS CONFERENCE CALL
                                 APRIL 24, 2003


FINANCING ACTIVITIES

Now, let me give you an update on our financing activities since the beginning of this year. When we spoke to you in early February, we were in discussions with our bank group to modify the payment schedule and other terms of our $3.85 billion bank credit facility. On February 28, we announced that we had amended the facility. We eliminated the $1.2 billion in mandatory payments, which was a major constraint to our ability to access the capital markets. We also extended the term of the facility to June of 2005, which is beyond the period in which we expect to monetize Texas Genco and securitize our stranded costs.

In the amendment, we agreed to provide the bank syndicate warrants as an incentive for the company to access the capital markets in order to reduce the size of the facility. These warrants are subject to a proportionate vesting schedule.

Once we amended the credit facility, we have been able to access the capital markets in size and at reasonable rates:

On March 13, we issued $762 million of general mortgage bonds at CenterPoint Energy Houston.

On March 19, we issued $650 million of senior notes at CenterPoint Energy Resources, Inc.

On March 25, we established a 1-year $200 million revolving credit facility at CERC to provide that subsidiary with additional liquidity for working capital needs.

On April 2, we remarketed two pollution control bonds at CenterPoint Energy, Inc. totaling $175 million.

On April 7, we increased the CERC senior notes issuance to a total of $762 by adding $112 million of additional notes.

In total, over the course of a month and a half, we have sold $1.7 billion of debt securities and put in place a new $200 million credit facility, all of which addressed maturing debt, refinanced higher cost debt and/or significantly enhanced our liquidity.

With the proceeds of the debt issuances, we:

o    Called $312 million in higher coupon first mortgage bonds

o    Repaid a $350 million revolver which expired at the end of March

o    Repaid a $150 million medium term note which matured on April 21


                                                                               9

This news release includes forward-looking statements. Actual events and results may differ materially from those projected. Factors that could affect actual results include the timing and impact of future regulatory and legislative decisions, effects of competition, weather variations, changes in CenterPoint Energy's or Texas Genco's business plans, financial market conditions, the timing and extent of changes in commodity prices, particularly natural gas and other factors discussed in CenterPoint Energy's and Texas Genco's filings with the Securities and Exchange Commission. Information contained in these remarks speaks as of April 24, 2003. The company has not undertaken to update or otherwise revise these remarks subsequent to this date.

                        JOINT REMARKS CENTERPOINT ENERGY
                   1ST QUARTER, 2003 EARNINGS CONFERENCE CALL
                                 APRIL 24, 2003


o    Refinanced $360 million of a $500 million November 2003 maturity at CERC

o Reduced the $3.85 billion bank credit facility by $50 million, which eliminated 12.5% of the first traunche of warrants

So what's next. Now that we have completed all of these financings, we have gained valuable financial stability At CenterPoint Energy. It allows us to consider additional financing alternatives. We continue to evaluate all options to raise capital to eliminate the vesting of warrants and to remove a potential dividend restriction that might otherwise apply beginning in 2004. However, the financing options we choose will be those that are in the best interest of our shareholders.

In summary, our businesses performed well, we achieved financial stability and we positioned ourselves to execute our strategic plan.

And with that, I would like to thank you for your interest in CenterPoint Energy, and now I'll turn the call back over to Marianne.

OK thank you, Gary. And Thea, I think we are ready for the Q&A session right now. So, why don't you prompt the callers on the Qs, questions.

Could you please give the instructions on how to ask a question?



                                                                              10

This news release includes forward-looking statements. Actual events and results may differ materially from those projected. Factors that could affect actual results include the timing and impact of future regulatory and legislative decisions, effects of competition, weather variations, changes in CenterPoint Energy's or Texas Genco's business plans, financial market conditions, the timing and extent of changes in commodity prices, particularly natural gas and other factors discussed in CenterPoint Energy's and Texas Genco's filings with the Securities and Exchange Commission. Information contained in these remarks speaks as of April 24, 2003. The company has not undertaken to update or otherwise revise these remarks subsequent to this date.